UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2014

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 12, 2014, we entered into a new Extension Agreement (the “Extension Agreement) with The Karlsson Group, Inc. (“Karlsson”) whereby the date by which we may prepay the approximately $148 million we owe under our senior secured debt to the Karlsson Group for $25 million was extended from March 13, 2014 to April 10, 2014.  In connection with the Extension Agreement we amended the warrants previously issued to Karlsson (the “Warrant Amendments”) to extend the date by which the exercise price is determined, which exercise price will now be equal to the lowest price per share of our common stock sold between November14, 2013 and April 10, 2014.  We also received an extension of the date by which are obligated to deliver a NI 43 101 technical report to The Karlsson Group, Inc. from March 10, 2014 to April 10, 2014.

We have also amended our January 10, 2014 Agreement with the holders of our two senior unsecured promissory notes extending the date by which we may repay the notes by issuance of a number of shares of our common stock with an aggregate value of 17% of all amounts owing under the notes (including accrued interest) to April 10, 2014.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
Exhibit 4.1	Amendment No. 3 to May 30, 2012 Karlsson Group Warrant
Exhibit 4.2	Amendment No. 2 to June 26, 2013 Karlsson Group Warrant
Exhibit 4.3	Form of Warrant to be issued to The Karlsson Group
Exhibit 10.1	Fifth Extension Agreement with The Karlsson Group
Exhibit 10.2	Tenth Amendment to Karlsson Group Senior First Priority Secured Promissory Note
Exhibit 10.3	First Amendment to Senior Unsecured Debt Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: March 13, 2014		President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 4.1	Amendment No. 3 to May 30, 2012 Karlsson Group Warrant
Exhibit 4.2	Amendment No. 2 to June 26, 2013 Karlsson Group Warrant
Exhibit 4.3	Form of Warrant to be issued to The Karlsson Group
Exhibit 10.1	Fifth Extension Agreement with The Karlsson Group
Exhibit 10.2	Tenth Amendment to Karlsson Group Senior First Priority Secured Promissory Note
Exhibit 10.3	First Amendment to Senior Unsecured Debt Agreement